UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 30, 2012
Date of Report (Date of earliest event reported)

MORGAN CREEK ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 North Central Expressway Suite 560 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

(214) 800-2851
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Board of Directors (the "Board") of Morgan Creek Energy Corp., a Nevada corporation (the "Company"), approved the execution of a share exchange agreement dated effective as of May 14, 2012 as fully executed on May 21, 2012 (the "Share Exchange Agreement"), among the Company, Glob Media Works Inc., a private company organized under the laws of the State of Washington ("Glob Media") and the shareholders of Glob Media (the "Glob Media Shareholders").  In accordance with the terms and provisions of the Share Exchange Agreement, the Company will acquire approximately 5,317,033 shares of common stock from the Glob Media Shareholders, which represents all of the issued and outstanding shares of Glob Media, in exchange for the issuance by the Company to the Glob Media Shareholders on a pro rata basis of approximately 9,075,734 shares of its restricted common stock at the rate of $0.03 per share. This will result in Glob Media becoming the wholly-owned subsidiary of the Company. Glob Media is the legal, beneficial and registered owner of certain intellectual property rights for certain software and internet applications (the "Intellectual Property").

In further accordance with the terms and provisions of the Share Exchange Agreement, the name of the Company is to be changed to "TagLikeMe Corp.".  Therefore, on May 30, 2012, the Board of Directors of the Company approved the creation of a wholly-owned subsidiary, TagLikeMe Corp. (the "Subsidiary") and the filng of articles of merger with the Nevada Secretary of State (the "Articles of Merger").  In accordance with the terms and provisions of the Articles of Merger, the Corporation was the surviving entity and its name changed from "Morgan Creek Energy Corp." to "TagLikeMe Corp." (the "Name Change").

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

The Corporation submitted documentation with FINRA to effect the Name Change in the market. FINRA has received the necessary documentation and management believes the Name Change of the Corporation to “TagLikeMe Corp.” will be effected at the open of business on approximately Monday, June 11, 2012.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.01 Articles of Merger filed with the Nevada Secretary of State of May 29, 2012.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN CREEK ENERGY CORP.
DATE: June 7, 2012
Richard Elliot-Square
President/Chief Executive Officer

3